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                                                                    EXHIBIT 99.2

                       2000 EMPLOYEE STOCK PURCHASE PLAN

     The following constitutes the provisions of the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan (the "Plan"). The terms "Corporation" and "AMD" refer to Advanced Micro Devices, Inc. and, where appropriate, any Participating Subsidiary of Advanced Micro Devices, Inc.

     1.   Purpose. The purpose of the Plan is to foster continued cordial
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employee relations by providing employees of the Corporation and Participating
Subsidiaries with an opportunity to purchase Common Stock of the Corporation through payroll deductions. It is the intention of the Corporation that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code and the regulations promulgated thereunder.

     2.   Definitions.
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          (a)  "Board" means the Board of Directors of the Corporation.

          (b) "Business Day" means a day on which AMD Common Stock is publicly traded.

          (c) "Committee" means the committee designated by the Board to administer this Plan.

          (d) "Compensation" means salaries, overtime, shift differential and lead pay, Bonuses, special awards, sales commissions, cash profit sharing, income attributable to the exercise of a compensatory stock option or warrant and reimbursements and allowances are excluded.

          (e) "Employee" means any person, including an officer, customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Corporation or its Participating Subsidiaries. Individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors, who are reclassified as common law employees for any reason other than for federal income and employment tax purposes, are not eligible Employees.

          (f) "Participating Subsidiary" means any subsidiary (determined by reference to Section 425 of the Code) designated by the Board to be a participating subsidiary.

          (g)  "Offering Period" shall have meaning assigned by paragraph 4.

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          (h) "Option Grant Date" means the first Business Day of each Offering
Period of the Plan.

          (i) "Purchase Date" means the last Business Day of each Offering Period of the Plan.

     3.   Eligibility. Any Employee who shall be employed by the Corporation or
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its Participating Subsidiaries on the first day of an Offering Period, shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of paragraph 5 and the limitations imposed by Section 423(b) of the Code.

     4.   Offering period. Absent action by the Board, each Offering Period
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shall extend for three calendar months commencing on the first Business Day on or after February 1, May 1, August 1 and November 1 of each year and ending on the last Business Day of the third month.

     5.   Participation.
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          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Corporation and filing it with the designated Corporation office not later than the 15th day of the month prior to a new Offering Period; provided that participants who go on a leave of absence are subject to the special rules set forth in paragraph 10(c) hereof; and provided further that an Employee who commences employment in the month prior to a new Offering Period may complete a subscription agreement on the date he commences employment. An Employee who becomes eligible to participate in the Plan after an Option Grant Date may not participate until the next Offering Period.

          (b) Payroll deductions for a participant shall commence with the first payroll following the Option Grant Date and shall end with the Purchase Date of the offering, unless sooner terminated by the participant as provided in paragraph 10, or by the Corporation.

     6.   Payroll Deductions.
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          (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period at a rate not exceeding ten percent (10%) of the Compensation which he would otherwise receive on such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the aggregate compensation which he would otherwise have received during said Offering Period. The Committee shall determine whether the amount to be deducted from each paycheck is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such pay day, or as either, and may also establish a minimum percentage or amount for such payroll deductions.

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          (b) All payroll deductions authorized by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, and may decrease or increase the rate of his payroll deductions a maximum of once during the Offering Period by completing and filing with the Corporation a new authorization for payroll deduction. The change in rate shall become effective no later than fifteen (15) days after the Corporation's receipt of the new authorization.

     7.   Grant of Option
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          (a)  On each Option Grant Date, each participant in the Plan shall be granted an option to purchase (at the per share option price) the number of shares of the Corporation's Common Stock determined by dividing: (i) thirty percent (30%) of the participant's Pay by (ii) eighty-five percent (85%) of the fair market value of a share of the Corporation's Common Stock on such Option Grant Date; but in no event shall such number be greater than the amount permitted under Section 7(b) of this Plan. Fair market value of a share of the Corporation's Common Stock shall be determined as provided in Section 7(c) herein. In calculating under this section the number of shares subject to option for the next Offering Period, and for purposes of calculating the foregoing limit, Pay for a current Offering Period shall mean: (1) Five Hundred Seventy
(570) times the sum of (a) the participant's hourly wage rate in effect on the first day of the current Offering Period plus (b) the Participant's average hourly overtime for the preceding Offering Period; plus (2) the amount of Compensation deferred from a prior Offering Period and which will be paid to the participant during the current Offering Period.

          (b)  Exceptions. Any provisions of the Plan to the contrary
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notwithstanding, any option granted to an Employee shall be limited so that:

               (i) immediately after the grant, such employee would not own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any subsidiary of the Corporation (including stock which the employee may purchase under outstanding options and stock, the ownership of which is attributed to the employee under Section 424(d) of the Code), and

               (ii) the Employee's rights to purchase shares under all employee stock purchase plans of the Corporation and its subsidiaries shall not accrue (i.e., become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          (c)  The option price per share of such shares shall be the lower of:
(i) 85% of the fair market value of a share of the Corporation's Common Stock at the

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Option Grant Date; or (ii) 85% of the fair market value of a share of the
Corporation's Common Stock at the Purchase Date. The fair market value of the Corporation's Common Stock on said dates shall be the closing price on the New York Stock Exchange for such date, or if no sale is made on such date, the corresponding closing price on the first preceding date on which the Corporation's Common Stock was sold.

          (d) Any excess contributions remaining in the Employee's account after the purchase of the shares on the Purchase Date will be returned to the employee, or may be credited against future payroll deductions.

     8.   Exercise of Option. Unless a participant withdraws from the Plan as
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provided in paragraph 10, his option for the purchase of shares will be exercised automatically for the number of whole shares which the accumulated payroll deductions in his account could purchase at the applicable option price on the Purchase Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

     9.   Delivery. As promptly as practicable after the Purchase Date of each
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offering, the Corporation shall arrange the delivery to each participant or the participant's account at the Corporation's approved brokerage firm, as appropriate, of a certificate representing the number of whole shares purchased on exercise of his option.

     10.  Withdrawal; Termination of Employment.
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          (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time prior to the Purchase Date by giving written notice to the Corporation on a form provided for such purpose. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, his option for the current period will be automatically cancelled, and no further payroll deductions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the participant's employment for any reason, including retirement, permanent disability or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically cancelled.

          (c) In the event an Employee fails to remain in the continuous employ of the Corporation or its subsidiaries for customarily at least twenty (20) hours per week during an Offering Period, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option cancelled; provided that a participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond 90 days, such participant shall be deemed to have terminated employment on the 91st day of such leave of absence. Payroll deductions for a participant who has been on an unpaid leave of

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absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such participant or unless the participant has been on an unpaid leave of absence either throughout an entire Offering Period or for more than ninety (90) days, in which cases the participant shall not be permitted to re-enter the Plan until a subscription agreement is filed with respect to a subsequent Offering Period which commences after such participant has returned to work from the unpaid leave of absence.

          (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Corporation.

     11.  No Interest. No interest shall accrue on the payroll deductions of a
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participant in the Plan.

     12.  Stock.
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          (a)  The maximum number of shares of the Corporation's Common Stock which may be sold pursuant to options exercised under the Plan shall be 250,000 shares, subject to adjustment upon changes in capitalization of the Corporation as provided in paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Corporation, either treasury shares or shares authorized but unissued. In addition, the officers of the Corporation are authorized to acquire shares of the Corporation's Common Stock in the open market for resale under this Plan. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof at the Option Grant Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Corporation may reduce the rate of payroll deductions as appropriate.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in street name in the participant's account at the Corporation's approved brokerage firm.

     13.  Administration.
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          (a)  The Plan shall be administered by the Board or a committee appointed by the Board (the "Committee"). The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Acts taken or approved by a majority of the Committee at which a quorum is present, or acts approved in writing by all members of the
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Committee, shall be the valid acts of the Committee. The Plan shall be administered in a manner that assures all participants the same rights and privileges.

          (b) The administration, interpretation or application of the Plan by the Board or its Committee shall be final, conclusive and binding upon all participants. Members of the Board or its Committee who are eligible Employees are permitted to participate in the Plan.

          (c) No member of the Board or its Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the Committee member seeking indemnification shall in writing offer the Corporation the opportunity, as its own expense, to handle and defend the same.

          (d) All costs and expenses incurred in administering the Plan shall be paid by the Corporation. The Board or the Committee, if any is appointed, may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

     14.  Designation of Beneficiary.
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          (a)  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the Purchase
Date but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Corporation shall deliver such shares and/or cash in accordance with the participant's designation of beneficiaries under the Advanced Micro Devices Deferred Profit Sharing Plan; or, in the absence of such designation, to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the

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knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

     15.  Transferability. Neither payroll deduction credited to a participant's
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account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition, shall be void and without effect, except that the Corporation may treat such act as an election to withdraw funds in accordance with paragraph 10.

     16.  Use of Funds. All payroll deductions received or held by the
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Corporation under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such payroll deductions.

     17.  Statements. Statements of account will be given to participating
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employees promptly following each Purchase Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and any excess contributions.

     18.  Changes in Capitalization. In the event of any stock dividend, stock
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split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, the number of shares then subject to option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with such other adjustment as may be deemed necessary or equitable by the Board.

     19.  Amendment. The Board of Directors may be at any time amend the Plan.
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No such amendment may make any change in any option previously granted which adversely affects the rights of any participant without such participant's consent. No amendment for which shareholders approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Committee and consistent with the rules of the Securities Exchange Commission, the Code or the stock exchange(s) on which the Corporation's shares are listed, as such rules are in effect at the time the plan amendment becomes effective.

     20.  Termination. The Board of Directors of Advanced Micro Devices, Inc.
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may at any time terminate the Plan. No such termination will affect options previously granted. Unless sooner terminated by the Board, this Plan shall terminate February 1, 2011.

     21.  Notices. All notices or other communications by a participant to the
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Corporation in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.
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     22.  Government and Other Regulations. The Plan, and the grant and exercise
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of the rights to purchase shares hereunder, and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Corporation, be required. Any amendments requiring stockholder approval shall take effect only subject to such approval.

     23.  Applicable Law. The interpretation, performance and enforcement of
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this Plan shall be governed by the laws of the State of California.